EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-204012, 333-201174, and 333-195972) of The Rubicon Project, Inc. of our report dated March 4, 2016 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
March 4, 2016